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                                                                    EXHIBIT 12.1




                                 GREY WOLF, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                                     YEAR ENDED DECEMBER 31,
                                                           ------------------------------------------------------------------------
                                                              2003            2002            2001           2000            1999
                                                           ------------------------------------------------------------------------
Pretax income from continuing operations:                    (47,583)        (29,693)        111,306         (9,661)        (56,818)

Add:

    Fixed charges:
         Interest, whether expensed
             or capitalized                                   24,014          22,748          22,811         22,656          22,706
         Amortization of debt expense
             and discount or premium                           3,818           1,180           1,280          1,280           1,348
                                                           ------------------------------------------------------------------------

Earnings as adjusted                                         (19,751)         (5,765)        135,397         14,275         (32,764)
                                                           ========================================================================

Fixed charges                                                 27,832          23,928          24,091         23,936          24,054
                                                           ========================================================================

Ratio of Earnings to Fixed Charges
    or Deficiency                                            (47,583)        (29,693)           5.62         (9,661)        (56,818)
                                                           ========================================================================

Series B preferred stock subscription
    dividend requirement                                           0               0               0              0               0
                                                           ------------------------------------------------------------------------

Ratio of earnings to fixed charges
    and preferred stock dividends                            (47,583)        (29,693)           5.62         (9,661)        (56,818)
                                                           ========================================================================
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